UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2025
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
The Telephone and Data Systems, Inc. (TDS) 2025 Executive Officer Bonus Program (the 2025 Plan) was approved by the TDS Compensation and Human Resources Committee on March 12, 2025. The 2025 Plan covers the Vice Chair of TDS, all TDS executive vice president and senior vice president officers, and the President and CEO of TDS Telecommunications LLC (TDS Telecom), a wholly-owned subsidiary of TDS. The 2025 Plan does not apply to the President and CEO of TDS or any officer of a TDS subsidiary other than the President and CEO of TDS Telecom.
The 2025 Plan provides performance measures and weightings, of which 80% are based on company performance measures and 20% are based on individual performance. In the case of the participants other than the TDS Telecom President and CEO, the TDS company performance measure will be determined based on the performance of the following subsidiaries of TDS with the following weights: United States Cellular Corporation (60%) and TDS Telecom (40%).
In the case of the TDS Telecom President and CEO, the company performance measure is calculated considering only TDS Telecom's results.
The 2025 Plan also provides for a mechanism by which the TDS President and CEO will assess performance and obtain approval of bonus awards by the TDS Compensation and Human Resources Committee (which may approve bonus awards as submitted or revise some or all of them, as they deem appropriate).
Notwithstanding any provision of this award program to the contrary, a participating officer does not have a legally binding right to an award payment unless and until the award amount, if any, is paid and no award amount shall be paid unless the individual remains employed through the actual award payout date unless otherwise approved at the discretion of the TDS Compensation and Human Resources Committee.
The foregoing description is qualified by reference to the 2025 Plan which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 13, 2025, the Board of Directors of TDS adopted amendments (the “Amendments”) to the Bylaws of TDS, as amended and restated as of January 24, 2025, which became effective immediately. These amendments were adopted following the January 27, 2025 announcement that Walter C. D. Carlson has been appointed as President and Chief Executive Officer of TDS, LeRoy T. Carlson, Jr. has been appointed as Vice Chair of TDS, and Christopher D. O’Leary has been appointed Lead Independent Director. The Amendments provide that in the event the Chair or the President are absent or unable to act, the Vice Chair may take specified actions such as calling a special stockholder meeting, chairing a stockholder meeting, calling and chairing meetings of the Board of Directors, and invoking the emergency bylaw provisions. The Amendments also provide that the Vice Chair position is an officer position and subject to the supervision of the Chair. Additionally, the Amendments provide that in the event of the absence of the President or his or her inability or refusal to act as President or in the event of his or her earlier death, resignation, removal or disqualification, then the Vice Chair will automatically succeed to and perform the duties of the President. Finally, the Amendments provide that the lead independent director may chair Board meetings in the event the Chair or President, or Vice Chair, are absent or unable to act.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
3.1	Amended and Restated Bylaws, as Amended March 13, 2025.

10.1	TDS 2025 Executive Officer Bonus Program.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	March 14, 2025	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer